As filed with the Securities and Exchange Commission on May 24, 1996
                                                      Registration No. 333-
- --------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                             ----------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                             ----------------------
                                 IMMUNEX CORPORATION
                (Exact name of Registrant as specified in its charter)

         WASHINGTON                           51-0346580
(State or other jurisdiction of   (I.R.S. Employer Identification No.)
incorporation or organization)

                                 51 UNIVERSITY STREET
                              SEATTLE, WASHINGTON  98101
             (Address of principal executive offices, including zip code)

                                 IMMUNEX CORPORATION
                         PROFIT SHARING 401(k) PLAN AND TRUST
                               (Full title of the plan)

                               SCOTT G. HALLQUIST, ESQ.
                      SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                                 IMMUNEX CORPORATION
                                 51 UNIVERSITY STREET
                              SEATTLE, WASHINGTON  98101
                                    (206) 587-0430
(Name, address and telephone number, including area code, of agent for service)

                             ----------------------
                                       COPY TO:

                                 J. SUE MORGAN, ESQ.
                                     PERKINS COIE
                            1201 THIRD AVENUE, 40TH FLOOR
                            SEATTLE, WASHINGTON 98101-3099

                             ----------------------

                           CALCULATION OF REGISTRATION FEE

- ---------------------------------------------------------------------------------------------------------------------
- ---------------------------------------------------------------------------------------------------------------------
TITLE OF SECURITIES        NUMBER TO BE      PROPOSED MAXIMUM              PROPOSED MAXIMUM           AMOUNT OF
TO BE REGISTERED           REGISTERED   OFFERING PRICE PER SHARE(1)   AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
- ---------------------------------------------------------------------------------------------------------------------
Common Stock, par value     100,000(2)          $15.5625                      $1,556,250                   $537
$.01 per share
- ---------------------------------------------------------------------------------------------------------------------

    In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended. The price per share is estimated to be $15.5625 based on the average of the high price ($15 3/4) and the low price ($15 3/8) for the Common Stock, as reported on the Nasdaq National Market on May 21, 1996.

(2) Includes an indeterminate number of additional shares which may be necessary to adjust the number of shares for issuance pursuant to such plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

                                       PART II

                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, filed with the Securities and Exchange Commission (the "Commission") on March 20, 1996, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

         (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in clause (a) above.

         (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on May 12, 1983 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the "WBCA") authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). Under the WBCA, a corporation has the power to indemnify a director or officer made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding, under any circumstances, except that no such indemnification shall be allowed on account of (i) acts or omissions of a director or officer finally adjudged to be intentional misconduct or a knowing violation of the law, (ii) conduct of a director or officer finally adjudged to be an unlawful distribution or (iii) any transaction with respect to which it was finally adjudged that such director or officer personally received a benefit in money, property or services to which the director or officer was not legally entitled. Article XII of the Registrant's Articles of Incorporation provides for indemnification of the Registrant's directors and officers to the maximum extent permitted by Washington law.

    Section 23B.08.320 of the WBCA authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. Article XI of the Registrant's Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders. Any amendment or repeal of such Article XI may not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. The affirmative vote of 80% of the voting stock of the Registrant is required to amend, or to adopt any provision inconsistent with, such Article XI.

    The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant to, among other things, indemnify such directors and officers against certain liabilities that may arise by reason of their status or service as directors or officers, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

    Directors and officers of the Registrant are covered by insurance (with certain exceptions and limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements or misleading statements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8.  EXHIBITS

  Exhibit
  Number                Description
- ------------   -------------------------------------------------------
    5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

   23.1       Consent of Ernst & Young LLP, Independent Auditors (see Page
              II-6)

   23.2       Consent of Perkins Coie (included in its Opinion filed as Exhibit
              5.1)

   24.1       Power of Attorney (see signature page)

   99.1       Immunex Corporation Profit Sharing 401(k) Plan and Trust

ITEM 9.  UNDERTAKINGS

A.  The undersigned Registrant hereby undertakes

    (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to

         (a) include any prospectus required by Section 10(a)(3) of the Securities Act;

         (b) reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (c) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or transferred to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

D. The undersigned Registrant hereby undertakes that the Registrant will submit the Immunex Corporation Profit Sharing 401(k) Plan and Trust (the "Plan") and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS to qualify the Plan.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 23, 1996.

                                  IMMUNEX CORPORATION

                                  By  /s/ Scott G. Hallquist
                                       ----------------------------------------
                                      Scott G. Hallquist
                                      Senior Vice President and General Counsel


                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Douglas
G. Southern and Scott G. Hallquist, or either of them, his or her attorneys-in-fact, with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 23, 1996.

         SIGNATURE                                 TITLE
         ---------                                 -----

/s/ Edward V. Fritzky             Chairman and Chief Executive Officer
- ------------------------------    (Principal Executive Officer)
     Edward V. Fritzky

/s/ Douglas G. Southern           Senior Vice President, Treasurer
- ------------------------------    and Chief Financial Officer
    Douglas G. Southern           (Principal Financial and Accounting Officer)

/s/ Kirby L. Cramer               Director
- ------------------------------
      Kirby L. Cramer

/s/ Michael L. Kranda             Director
- ------------------------------
     Michael L. Kranda

/s/ Edith W. Martin               Director
- ------------------------------
      Edith W. Martin

/s/ Douglas E. Williams           Director
- ------------------------------
    Douglas E. Williams

                                       THE PLAN

    Pursuant to the requirements of the Securities Act of 1933, as amended, the persons who administer the Immunex Corporation Profit Sharing 401(k) Plan and Trust have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on May 23, 1996.

                                       IMMUNEX CORPORATION
                                       PROFIT SHARING 401(K) PLAN AND TRUST

                                       By:  IMMUNEX CORPORATION

                                       By:  /s/ Scott G. Hallquist
                                           ------------------------------------
                                          Scott G. Hallquist
                                          Senior Vice President and General
                                          Counsel

                  CONSENT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS


    We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Immunex Corporation Profit Sharing 401(k) Plan and Trust of our report dated January 19, 1996, with respect to the consolidated financial statements and schedule of Immunex Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                  ERNST & YOUNG LLP

Seattle, Washington
May 23, 1996

                                  INDEX TO EXHIBITS

  Exhibit
  Number                Description
- ------------   -------------------------------------------------------
    5.1 Opinion of Perkins Coie regarding legality of the Common Stock being registered

   23.1       Consent of Ernst & Young LLP, Independent Auditors (see Page
              II-6)

   23.2       Consent of Perkins Coie (included in its Opinion filed as Exhibit
              5.1)

   24.1       Power of Attorney (see signature page)

   99.1       Immunex Corporation Profit Sharing 401(k) Plan and Trust